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                                       Smith  &  Company
                     A  Professional Corporation of Certified Public Accountants

March  26,  2002

Office  of  the  Chief  Accountant
SECPS  Letter  File
Mail  Stop  9-5
Securities  and  Exchange  Commission
450  Fifth  Street,  NW  Washington,  D.C.,  20549

RE:  Legal  Access  Technologies,  Inc.
     SEC  File  No.  000-19457

Ladies  and  Gentlemen:

We were previously the principal accountants for Legal Access Technologies, Inc. and on April 7, 2001 we reported on the financial statements of Legal Access Technologies, Inc. as of December 2000, and for the two years ended December 31, 2000 and 1999. On December 7, 2001, we were dismissed as principal accountants. We have read Item 5 of the Form 10-QSB/A - Amendment No.1 for the period ended October 31, 2001, for Legal Access Technologies, Inc. and agree with the statements contained therein regarding Smith & Company.

Very  truly  yours,
Smith  &  Company

/s/  Roger  B.  Kennard
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By:  Roger  B.  Kennard













         10 West 100 South, Suite 700 - Salt Lake City, Utah 84101-1554

              Telephone: (801) 575-8297 - Facsimile: (801) 575-8306
                          E-mail: smithco@dotplanet.com

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  Members: American Institute of Certified Public Accountants - Utah Association
                         of Certified Public Accountants